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Exhibit 23.02

CONSENT OF ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

        We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Global Macro Trust of our report dated April 15, 2003 on the statement of financial condition of the Millburn Ridgefield Corporation as of December 31, 2002 which appears in such Prospectus. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

                      /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
September 19, 2003

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CONSENT OF ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.